Exhibit 10.50

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

CHANGE ORDER

LETTER OF PAYMENT AUTHORIZATION

14 Nov 2012

Gary Hattersley, Ph.D.

Vice President, Biology

RADIUS HEALTH, INC.

5th Floor

300 Technology Square

Cambridge, MA 02139

United States

RE:	STUDY # 20033374	BLOOD SAMPLE COLLECTION FROM FEMALE NON-HUMAN PRIMATES FOLLOWING A SINGLE SUBCUTANEOUS DOSE OR TRANSDERMAL PATCH DOSE OF BA058
FINAL PROTOCOL AND PROTOCOL AMENDMENT 1
	STUDY START:	09 OCT 2012	STUDY END:	25 OCT 2012

Dear Dr. Hattersley,

This communication is to serve as a Letter of Payment Authorization (LOPA) for the above referenced study, which will be performed at Charles River Laboratories Preclinical Services as set forth below. Charles River Laboratories Preclinical Services shall perform these services in accordance with the existing Service Agreement executed between Charles River Laboratories Preclinical Services and Radius Health, Inc.  Once fully executed, this LOPA shall be incorporated into and made part of the existing Service Agreement.

The payment schedule and price of this Final Protocol and Protocol Amendment Adjustment is as follows:

• $ [*]	Final Protocol Adjustment on Study

• $ [*]	Protocol Amendment 1 Adjustment on Study

• $ [*]	Total Cost

• $ 11,856	Total Cost with [*]% discount — Due upon adjustment billing

Total study cost:  $82,344

Final Protocol adjustment due to:

•                  Increased number of blood sample collections and processing

Protocol Amendment 1 adjustment due to:

•                  An additional dose day was added to the study design

•                  Increased number of blood sample collections and processing

•                  Additional dose site observations added

In the event the study design is altered, or the study is postponed or cancelled, payments will be amended as follows:

The price impact (if any) of the protocol amendment/change order will be submitted in writing.  If study prices increase the difference will be invoiced and payable upon acceptance by the Sponsor.  If study prices decrease, the Sponsor will be credited for the difference.

Charles River, 6995 Longley Lane, Reno, NV 89511

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Form No. LC-08-F04 Revised 05-18-06

As acceptance of this agreement, please sign this Letter of Payment Authorization and return to me at the letterhead address or fax to me at 775-682-2100.  Should you have any questions, please call me at 775-682-2386.

/s/ Gary Hattersley	/s/ Danielle M. Florey
Authorized Sponsor Representative	Danielle M. Florey
Client Manager, Client Services
Gary Hattersley, SVP Preclinical Development	14 Nov 2012
Print (Name and Title)

November 15, 2012
Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Charles River, 6995 Longley Lane, Reno, NV 89511